EXHIBIT INDEX

Exhibit Number                        Description of Exhibit
23.1                            Consent of Keiter
Independent Registered Public Accounting
Firm, Dated June 24, 2016

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-192188), of our report dated June 24, 2016 with respect to the statements of net assets available for plan benefits of the MG Advantage 401(k) Plan as of December 31, 2015 and 2014, the related statements of changes in net assets available for plan benefits for the years then ended, and the related supplemental schedule of Schedule H, Line 4(i), schedule of assets (held as of end of year) as of December 31, 2015 and the related supplemental schedule H, Line 4(a), schedule of delinquent participant contributions for the year ended December 31, 2015, which appear in the December 31, 2015 Annual Report on Form 11-K of the MG Advantage 401(k) Plan.

/s/ Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

June 24, 2016
Glen Allen, Virginia